Exhibit 99.2

DUKE REALTY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

For the Years Ended December 31,

(in thousands, except per share amounts)

	2003	2002	2001
RENTAL OPERATIONS:
Revenues:
Rental income from continuing operations	$691,971	$655,366	$653,213
Equity in earnings of unconsolidated companies	23,688	27,180	31,391
	715,659	682,546	684,604

Operating Expenses:
Rental expenses	141,848	122,934	116,860
Real estate taxes	77,548	70,146	66,980
Interest expense	126,039	111,730	106,575
Depreciation and amortization	188,624	166,670	149,972
	534,059	471,480	440,387

Earnings from continuing rental operations	181,600	211,066	244,217

SERVICE OPERATIONS:
Revenues:
General contractor gross revenue	286,689	194,439	264,455
General contractor costs	(259,930)	(172,559)	(229,845)
Net general contractor revenue	26,759	21,880	34,610
Property management, maintenance and leasing fees	14,731	14,301	22,824
Construction management and development activity income	15,486	29,428	19,142
Other income	2,480	2,971	3,883

Total revenue	59,456	68,580	80,459

Operating expenses	37,635	38,310	45,344

Earnings from service operations	21,821	30,270	35,115

General and administrative expense	(22,130)	(25,294)	(15,509)

Operating income	181,291	216,042	263,823

OTHER INCOME (EXPENSE):
Interest income	3,613	3,860	5,092
Earnings from sale of land and depreciable property dispositions, net of impairment adjustment	15,752	7,292	45,708
Other revenue (expense)	(734)	182	(2,582)
Other minority interest in earnings of subsidiaries	(586)	(1,093)	(2,411)
Minority interest in earnings of common unitholders	(15,656)	(17,088)	(30,460)
Minority interest in earnings of preferred unitholders	(1,904)	(7,560)	(8,408)
Income from continuing operations	181,776	201,635	270,762

Discontinued operations:
Net income from discontinued operations, net of minority interest	5,704	9,988	11,961
Gain (loss) on sale of discontinued operations, net of impairment adjustment and minority interest	11,752	(4,456)	—

Income from discontinued operations	17,456	5,532	11,961

Net income	199,232	207,167	282,723
Dividends on preferred shares	(37,321)	(45,053)	(52,442)
Adjustment for redemption of preferred stock	—	(8,145)	(2,538)

Net income available for common shareholders	$161,911	$153,969	$227,743

Basic net income per common share:
Continuing operations	$1.06	$1.11	$1.67
Discontinued operations	$0.13	$0.04	$0.09

Total	$1.19	$1.15	$1.76

Diluted net income per common share:
Continuing operations	$1.06	$1.10	$1.65

Discontinued operations	$0.13	0.04	$0.09
Total	$1.19	$1.14	$1.74

Weighted average number of common shares outstanding	135,595	133,981	129,660

Weighted average number of common and dilutive potential common shares	151,141	150,839	151,710

See accompanying Notes to Consolidated Financial Statements.

DUKE REALTY CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

(15)  Discontinued Operations

During the period January 1, 2004 through September 30, 2004 we sold or held for sale thirty-six properties owned by us and not classified as assets held for sale as of December 31, 2003.  The results of operations from such properties have been reclassified as income from discontinued operations for the years ended December 31, 2003, 2002, and 2001 in the consolidated statements of operations.  The effect of these reclassifications resulted in an increase to income from discontinued operations for the year ended December 31, 2003 of $3.1 million.  For the year ended December 31, 2002, these reclassifications resulted in an increase of $436,000, which included a $4.4 million reclass of an impairment charge, net of minority interest. For 2001, these reclassifications resulted in an increase of $5.8 million.

In addition, the reclassifications of the operations of these additional thirty-six properties to discontinued operations resulted in the following restated Statement of Operations:

	2003	2002	2001
Statement of Operations:
Revenues	$27,246	$35,161	$38,745
Expenses:
Operating	7,811	8,457	8,264
Interest	5,467	6,553	7,255
Depreciation and Amortization	7,610	8,951	9,742
General and Administrative	38	60	50
Operating Income	6,320	11,140	13,434
Other Income	2	(1)	216
Minority interest expense — operating & other income	(618)	(1,151)	(1,689)
Income from discontinued operations, before gain on sale	5,704	9,988	11,961
Gain (loss) on sale of property, net of impairment adjustment	13,024	(4,969)	—
Minority interest expense — gain on sales	(1,272)	513	—
Income from discontinued operations	$17,456	$5,532	$11,961

Further, the reclassifications of the operations of these additional thirty-six properties to discontinued operations resulted in the following restated segment disclosures:

	2003	2002	2001
Revenues
Rental Operations:
Office	$420,481	$394,345	$373,698
Industrial	261,871	252,395	259,628
Retail	5,863	4,733	16,125
Service Operations	59,456	68,580	80,459
Total Segment Revenues	747,671	720,053	729,910
Non-Segment Revenue	27,444	31,073	35,153
Consolidated Revenue from continuing operations	775,115	751,126	765,063
Discontinued Operations	27,246	36,436	38,745
Consolidated Revenue	$802,361	$787,562	$803,808

DUKE REALTY CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

	2003	2002	2001

Funds From Operations
Rental Operations:
Office	$273,083	$263,276	$252,982
Industrial	196,626	195,432	204,413
Retail	4,929	4,128	13,293
Services Operations	21,821	30,270	35,115
Total Segment FFO	496,459	493,106	505,803
Non-Segment FFO:
Interest expense	(126,039)	(111,730)	(106,575)
Interest income	3,613	3,860	5,092
General and administrative expense	(22,130)	(25,294)	(15,509)
Gain on land sales	7,135	4,478	5,080
Impairment charges on depreciable property	(500)	(9,379)	(4,800)
Other expenses	(2,796)	(368)	(3,899)
Minority interest in earnings of subsidiaries	(586)	(1,093)	(2,411)
Minority interest in earnings of common unitholders	(15,656)	(17,088)	(30,460)
Minority interest in earnings of preferred unitholders	(1,904)	(7,560)	(8,408)
Minority interest share of FFO adjustments	(18,854)	(19,353)	(15,891)
Joint Venture FFO	42,526	44,778	45,570
Dividends on preferred shares	(37,321)	(45,053)	(52,442)
Adjustment for redemption of preferred stock	—	(8,145)	(2,538)
Discontinued operations, net of minority interest	12,042	20,727	21,703
Consolidated FFO	335,989	321,886	340,315

Depreciation and amortization on continuing operations	(188,624)	(166,670)	(149,972)
Depreciation and amortization on discontinued operations	(7,610)	(8,951)	(9,742)
Share of joint venture adjustments	(18,839)	(17,598)	(14,177)
Earnings from sale of depreciated property and ownership interests in unconsolidated companies in continuing operations	9,117	12,193	45,428
Earnings (loss) from sale of depreciated property in discontinued operations	13,024	(6,244)	—
Minority interest share of adjustments	18,854	19,353	15,891

Net income available for common shareholders	$161,911	$153,969	$227,743